UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2006

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) On December 13, 2006, the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), appointed Charles Wiesenhart Jr. to the position of Chief Financial Officer, effective as of such date.

Mr. Wiesenhart, age 35, joined the Company on September 18, 2000, as Assistant Controller. In February 2001, Mr. Wiesenhart was promoted to Controller of the Company. In January 25, 2006, Mr. Wiesenhart was promoted to the position of Vice President-Finance and Chief Accounting Officer of the Company, which position he held until his promotion to Chief Financial Officer on December 13, 2006.

There were no prior arrangements or understandings between Mr. Wiesenhart and any other person pursuant to which Mr. Wiesenhart was selected as the Chief Financial Officer. There are no transactions to which the Company is a party and in which Mr. Wiesenhart had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Wiesenhart has no familial relationship with any directors or executive officers of the Company.

Mr. Wiesenhart has an at-will employment arrangement with the Company pursuant to which he will earn $175,000 in 2006. Each year, the Compensation Committee of the Board of Directors considers whether to modify the base salary of the Company’s executive officers. In addition, the Compensation Committee determines bonus awards, if any, for the Company’s executive officers for the fiscal year. Mr. Wiesenhart’s salary for fiscal 2007 and bonus, if any, for fiscal 2006 have not yet been determined.

Item 8.01 Other Events.

On December 13, 2006, Timothy P. Bradley resigned, effective as of such date, from his positions as a member of each of the Audit Committee and Compensation Committee of the Board of Directors of the Company. Mr. Bradley will continue to serve on the Company’s Board of Directors but resigned from his positions on such committees of the Board of Directors because of time constraints resulting from other business commitments.

On December 13, 2006, the Company’s Board of Directors (a) appointed Robert E. La Blanc to replace Mr. Bradley as a member of the Company’s Audit Committee, (b) appointed Roy (Trey) D. Farmer III to replace Mr. Bradley as a member of the Company’s Compensation Committee and (c) designated Oskar Brecher as the “audit committee financial expert” and Chairman of the Audit Committee. All of Messrs. La Blanc, Farmer and Brecher are currently members of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Charles Wiesenhart Jr.
Name:	Charles Wiesenhart Jr.
Title:	Chief Financial Officer

Date: December 15, 2006